Exhibit 1.2

                         CARRAMERICA REALTY CORPORATION
                            (a Maryland Corporation)

    7,000,000 Shares of 8.57% Series B Cumulative Redeemable Preferred Stock
                           (Par Value $.01 per share)
                    (Liquidation Preference $25.00 per share)

                                 TERMS AGREEMENT
                                 ---------------


                                                          Dated: August 7, 1997


To:      CarrAmerica Realty Corporation
         1700 Pennsylvania Avenue, N.W.
         Washington, D.C. 20006

Attention:  Chairman of the Board of Directors

Ladies and Gentlemen:

         We (the "Representatives") understand that CarrAmerica Realty Corporation, a Maryland corporation (the "Company"), proposes to issue and sell 7,000,000 shares of 8.57% Series B Cumulative Redeemable Preferred Stock (the "Series B Preferred Shares") (such Series B Preferred Shares being hereinafter referred to as the "Underwritten Securities"). Subject to the terms and conditions set forth or incorporated by reference herein, the underwriters named below (the "Underwriters") offer to purchase, severally and not jointly, the respective numbers of Initial Underwritten Securities (as defined in the Underwriting Agreement referred to below) set forth below opposite their respective names, and a proportionate share of Option Securities (as defined in the Underwriting Agreement referred to below) to the extent any are purchased, at the purchase price set forth below.




                                       Underwriter                                                   Number of
                                       -----------                                                    Initial
                                                                                                   Underwritten
                                                                                                    Securities
                                                                                                    ----------
Goldman, Sachs & Co. ..................................................................               928,000
Legg Mason Wood Walker, Incorporated ..................................................               925,000
J.P. Morgan Securities Inc.............................................................               925,000
PaineWebber Incorporated...............................................................               925,000
Prudential Securities Incorporated.....................................................               925,000
Smith Barney Inc.......................................................................               925,000
Alex. Brown & Sons Incorporated .......................................................                87,000
Donaldson, Lufkin & Jenrette Securities Corporation ...................................                87,000
EVEREN Securities, Inc. ...............................................................                87,000
Oppenheimer & Co., Inc.................................................................                87,000
Wheat, First Securities, Inc...........................................................                87,000
J.C. Bradford & Co.....................................................................                46,000
Cowen & Company........................................................................                46,000
Crowell, Weedon & Co...................................................................                46,000
Dain Bosworth Incorporated.............................................................                46,000
Fahnestock & Co. Inc...................................................................                46,000
Interstate/Johnson Lane Corporation....................................................                46,000
Johnston, Lemon & Co. Incorporated.....................................................                46,000
Lafayette Investments, Inc.............................................................                46,000
McDonald & Company Securities, Inc.....................................................                46,000
McGinn, Smith & Co., Inc...............................................................                46,000
Morgan Keegan & Company, Inc...........................................................                46,000
Piper Jaffray Inc......................................................................                46,000
Principal Financial Securities, Inc....................................................                46,000
Rauscher Pierce Refsnes, Inc...........................................................                46,000
Raymond James & Associates, Inc........................................................                46,000
The Robinson-Humphrey Company, Inc.....................................................                46,000
Roney & Co., L.L.C.....................................................................                46,000
Sutro & Co. Incorporated...............................................................                46,000
Trilon International Inc...............................................................                46,000
Tucker Anthony Incorporated............................................................                46,000
U.S. Clearing Corp.....................................................................                46,000
Wedbush Morgan Securities Inc..........................................................                46,000
                                                                                                       ------
                                                                                                    7,000,000

    The Underwritten Securities shall have the following terms:


Title of Securities:                                 8.57%  Series B  Cumulative  Redeemable  Preferred  Stock (Par
                                                     Value  $.01 per  share)  (Liquidation  Preference  $25.00  per share).
Number of Shares:                                    7,000,000.
Dividend Rate:                                       8.57% of the liquidation  preference per annum  (equivalent to
                                                     $2.1425 per share per annum);  Payable  quarterly  on the last day of February, May, August and November of each year.



Liquidation Preference:                              $25.00 per Series B Preferred Share.
Ranking:                                             The  Underwritten  Securities  will  rank  equally  with the  Company's
                                                     Series A Preferred  Shares and senior to the Company's  Common Stock.
Public offering price per share:                     $25.00,  plus  accrued  dividends,  if any,  from  the date of original issue.
Purchase price per share:                            $24.2125.
Number of Option Securities, if any, that
may be purchased by the Underwriters:                1,050,000.
Additional co-managers:                              Legg Mason Wood Walker, Incorporated, J.P. Morgan Securities
                                                     Inc., PaineWebber Incorporated, Prudential Securities Incorporated and
                                                     Smith Barney Inc.
Closing time, date and location:                     August 12, 1997, 9:30 a.m. (EST), Hogan & Hartson L.L.P., Columbia Square,
                                                     555 Thirteenth Street, N.W., Washington, DC 20004-1109.



         All the provisions contained in the document entitled "CarrAmerica Realty Corporation C Common Stock, Preferred Stock, Common Stock Warrants, Depositary Shares and Debt Securities Underwriting Agreement" to which this Terms Agreement is attached are hereby incorporated by reference in their entirety herein and shall be deemed to be a part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein; provided, however that the Underwriters waive the condition set forth in Section 5(b)(2) of the Underwriting Agreement. Terms defined in such document are used herein as therein defined.

        Please accept this offer no later than o'clock (New York City time) on August , 1997 by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to us.



                             Very truly yours,






                             GOLDMAN, SACHS & CO.
                             LEGG MASON WOOD WALKER, INCORPORATED
                             J.P. MORGAN SECURITIES INC.
                             PAINEWEBBER INCORPORATED
                             PRUDENTIAL SECURITIES INCORPORATED
                             SMITH BARNEY INC.

                             By: GOLDMAN, SACHS & CO.


                              /s/ GOLDMAN, SACHS & CO.
                             ------------------------------------
                              (Goldman, Sachs & Co.)
                              For themselves and as
                              Representatives of the Underwriters
                              named herein.



Accepted:

CARRAMERICA REALTY CORPORATION



By: /s/ BRIAN K. FIELDS
   --------------------------------
     Name:  Brian K. Fields
     Title: Chief Financial Officer